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                                                                    EXHIBIT 23.2


                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this registration statement on Form S-8 of our reports dated February 11, 1998, on our audits of the consolidated financial statements and financial statement schedule of OpenROUTE Networks, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997, which reports have been included in the 1997 Annual Report on Form 10-K.

                                           /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
August 12, 1998